SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  June 29, 2004
                                  -------------


                        LORAL SPACE & COMMUNICATIONS LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

          Islands of Bermuda         1-14180             13-3867424
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          (State or other          (Commission         (IRS Employer
          jurisdiction of          File Number)        Identification
          incorporation)                               Number)

                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York     10016
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             (Address of principal executive offices)     (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
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On July 15, 2003, Loral Space & Communications Ltd. (the "Company") and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.




Item 5. Other Events and Required FD Disclosure.
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     Following its launch on June 28, 2004, the Telstar 18 communications satellite separated from the Sea Launch Zenit-3SL rocket's upper stage prematurely and was placed into a lower than expected transfer orbit. The Company believes, based on current available data, that the satellite has sufficient on-board fuel to bring it to its final orbital position and exceed its 13-year specified life. Telstar 18 has deployed its solar arrays and all systems on the spacecraft are operating normally.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Loral Space & Communications Ltd.

                              By:  /s/ Janet Yeung
                                   ---------------
                              Name:   Janet Yeung
                              Title:  Vice President and Assistant Secretary




Date:  June 30, 2004